PAGE 1 - EXHIBIT 23.1

                      Consent of Independent Auditors

The Board of Directors
General Signal Corporation

     We consent to the incorporation by reference in the Registration Statement (Form S-8,125,000 shares of Common Stock) and related Prospectus pertaining to the General Signal Corporation 1997 Non-Employee Directors Stock Option Plan of our report dated January 24, 1997, with respect to the financial statements and schedule of General Signal Corporation and consolidated subsidiaries included in its Annual Report (Form 10-
K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                             /s/ Ernst & Young LLP

Stamford, Connecticut
April 18, 1997